AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE AGREEMENT

Amendment No. 1 to the COMMON STOCK PURCHASE AGREEMENT (the "Agreement") made and entered into as of September 27, 2007, by and between Protein Polymer Technologies, Inc., a Delaware corporation with an address at 10655 Sorrento Valley Road, San Diego, California 92121 ("PPTI"), and TAG Virgin Islands, Inc. with an address at The Tunick Building, 1336 Beltjen Road, Suite 202, St. Thomas, USVI 00802 as agent (the "Agent") for the purchasers (the "Purchasers") listed on the Schedule of Purchasers appended to the Agreement as amended. Pursuant to the terms of Section 9.7 of the Agreement, PPTI and the Purchasers herewith amend the Agreement as follows:

1. Section 1.3 of the Agreement is amended to read as follows:

> 1.3 Issuance of Warrants. At each Closing, subject to the provisions of Section 1.4 below, PPTI shall issue to each Purchaser purchasing Shares at the Closing, subject to compliance with applicable securities laws, Warrants to purchase such number of shares of Common Stock as shall equal the number of Shares purchased by such Purchaser at the Closing. The Warrants shall be cashless and shall be exercisable commencing immediately for a period of five years at a per share price, subject to applicable anti-dilution provisions, equal to the Purchase Price of the Shares purchased by the Purchaser (the "Warrant Exercise Price").

Counterparts. This Amendment No. 1 may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Amendment No. 1.

Governing Law; Venue. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the jurisdiction to be determined by the Agent (without regard to its conflict of laws principles). The parties hereto irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in the jurisdiction to be determined by the Agent, as applicable, for any matter arising out of or relating to this Amendment No. 1.

Except as set forth above, the COMMON STOCK PURCHASE AGREEMENT is not modified, changed or otherwise amended and remains in full force and effect in accordance with its terms as amended herein.

(signature page to follow)

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the COMMON STOCK PURCHASE AGREEMENT as of November 29, 2007 effective as of November 28, 2007.

PROTEIN POLYMER TECHNOLOGIES, INC.

By: ____________________________
Name: James B. McCarthy
Title: Interim Chief Executive Officer

TAG VIRGIN ISLANDS, INC.,
as agent for the Purchasers

By: ____________________________
Name: James Tagliaferri
Title: President

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the COMMON STOCK PURCHASE AGREEMENT as of November 29, 2007 effective as of November 28, 2007.

PROTEIN POLYMER TECHNOLOGIES, INC.

By: ______________________________

Name: James B. McCarthy
Title: Interim Chief Executive Officer

TAG VIRGIN ISLANDS, INC.,
as agent for the Purchasers

By: ______________________________

Name: James Tagliaferri
Title: President